LEASE

                                     BETWEEN

                      AMERICAN NATIONAL INSURANCE COMPANY,
                              A TEXAS CORPORATION,
                                  AS LANDLORD,

                                       AND

                       INTEGRATED DEVICE TECHNOLOGY, INC.
                             A DELAWARE CORPORATION,
                                    AS TENANT



















                               3250 OLCOTT STREET
                             SANTA CLARA, CALIFORNIA

                                TABLE OF CONTENTS




                                                                          Page
        Section   Description                                            Number
        -------   -----------                                            ------
         1.       Premises                                                  1
                  --------
         2.       Term                                                      2
                  ----
         3.       Base Rent; Adjustment; General Rent Provisions            2
                  ----------------------------------------------
         4.       Direct Costs                                              2
                  ------------
         5.       Security Deposit                                          2
                  ----------------
         6.       Restrictions on Use; Compliance with Laws                 2
                  -----------------------------------------
         7.       Improvements and Alterations                              3
                  ----------------------------
         8.       Repairs and Maintenance                                   3
                  -----------------------
         9.       Liens                                                     3
                  -----
         10.      Assigning and Subleasing                                  3
                  ------------------------
         11.      Waiver; Indemnity                                         5
                  -----------------
         12.      Insurance                                                 5
                  ---------
         13.      Services and Utilities                                    6
                  ----------------------
         14.      Estoppel Certificate                                      6
                  --------------------
         15.      Holding Over                                              6
                  ------------
         16.      Subordination; Requirements of Lenders                    6
                  --------------------------------------
         17.      Environmental Indemnities                                 6
                  -------------------------
         18.      Access by Landlord                                        7
                  ------------------
         19.      Default by Tenant                                         7
                  -----------------
         20.      Remedies of Landlord                                      7
                  --------------------
         21.      Default by Landlord; Limitation of Liability              9
                  --------------------------------------------
         22.      Damage and Destruction                                    9
                  ----------------------
         23.      Eminent Domain                                           10
                  --------------
         24.      Sale by Landlord                                         10
                  ----------------
         25.      Surrender of Premises                                    10
                  ---------------------
         26.      Quiet Enjoyment                                          10
                  ---------------
         27.      Notices                                                  10
                  -------
         28.      Personal Property Taxes                                  10
                  -----------------------
         29.      Interest and Late Charges                                11
                  -------------------------
         30.      Successors and Assigns                                   11
                  ----------------------
         31.      Attorneys' Fees                                          11
                  ---------------
         32.      Light and Air                                            11
                  -------------
         33.      Signs and Directory                                      11
                  -------------------
         34.      Parking                                                  11
                  -------
         35.      Brokers                                                  11
                  -------
         36.      Authority; Joint and Several Liability                   11
                  --------------------------------------
         37.      Option to Renew                                          11
                  ---------------

         38.      Miscellaneous                                            12
                  -------------
                                        i

                  Exhibit "A" Outline of Premises

                  Exhibit "B" Form of Notice of Lease Term Dates and Areas

                  Exhibit "C" Work Agreement

                  Exhibit "D" Form of Estoppel Certificate

                              STANDARD OFFICE LEASE

         THIS LEASE ("Lease") is made as of July ____, 1995 by and between AMERICAN NATIONAL INSURANCE COMPANY, a Texas corporation ("Landlord"), and INTEGRATED DEVICE TECHNOLOGY, INC., a Delaware corporation, ("Tenant"), upon the following terms and conditions:

         1.       Premises.

                  1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions set forth in this Lease, those certain premises (the "Premises") described in Section 1.1.1 of the Basic Lease Information (as defined below) and Section 1.2, all as more particularly described in Exhibit "A" attached hereto and hereby made a part hereof. For purposes of this Lease, the rentable area of the Premises has been or shall be determined by Landlord by reference to the "Standard Method for Measuring Floor Area in Office Buildings," adopted by the Building Owners and Managers Association International and approved by the American National Standards Institute, Inc., as reprinted May, 1981. The terms and conditions of this Lease shall include, without limitation, the following basic Lease information (the "Basic Lease Information"):

1.1.1 Premises (Section 1.1): 3250 Olcott Street, Santa Clara, California, consisting of approximately 48,275 rentable square feet

1.1.2 Lease term (Section 2 and Section 37): Five (5) years and zero (0) months, scheduled to commence as set forth in Section 2 of this Lease, subject to three (3) options to renew of five (5) years each.

1.1.3    Base Rent (Section 3.1):

                                      Monthly Rent                Monthly
                  Months         Per Rentable Square Foot          Rent
                  ------         ------------------------          ----

                  01 - 36                $0.75                   $36,206.25
                  37 - 60                $0.80                   $38,620.00

         Base Rent is subject to increase pursuant to Section 4(d)(ii) of the Work Agreement attached as Exhibit "C"

1.1.4    Security deposit (Section 5): $38,620.00

1.1.5 Permitted use (Section 6.1): General administrative offices and for no other purpose

1.1.6    Address of Tenant

         for notices                Integrated Device Technology, Inc.
         prior to                   2972 Stender Way
         Commencement               Santa Clara, California 95054
         Date                       Attention:  Tom Wroblewski, Vice President
         (Section 27):              Telephone No.: (408) 727-6116

         with a courtesy only copy to:

                                           Integrated Device Technology, Inc.
                                           2972 Stender Way
                                           Santa Clara, California 95054
                                           Attention:  General Counsel

1.1.7    Address of Tenant

         for notices                Integrated Device Technology, Inc.
         from and                   3250 Olcott Street
         including                  Santa Clara, California 95054
         Commencement Date          Attention:  Tom Wroblewski, Vice President
         (Section 27):              Telephone No.: (408) 727-6116

         with a courtesy only copy to:

                                            Integrated Device Technology, Inc.
                                            2972 Stender Way
                                            Santa Clara, California 95054
                                            Attention:  General Counsel

1.1.8 Parking rights (Section 34): 100% of the parking spaces located on the Premises, as more particularly identified in Exhibit "A"


1.1.9    Landlord's Broker (Section 35): Colliers Parish International, Inc.

1.1.10   Tenant's Broker (Section 35):      BT Commercial

1.1.11   Landlord's Construction Representative (Exhibit "C"): Claud Jackson

1.1.12   Tenant's Construction Representative (Exhibit "C"):  Tom Wroblewski

1.1.13 Tenant Improvement Allowance and Additional Tenant Improvement Allowance (Exhibit "C"): Up to $20 per rentable square foot as provided in Section 1.1.1, plus up to $5 per rentable square foot for certain supplemental allowances.

Each reference in this Lease to any of the Basic Lease Information shall be construed to incorporate, in addition to the Basic Lease Information, the terms and conditions set forth in the particular Lease section in which such reference is made.

                  1.2 The term "Premises" as used in this Lease shall mean the land described in Exhibit "A", together with all buildings located thereon, related facilities and appurtenances, walkways, parking facilities, landscaped areas and sidewalks.

         2.       Term.

                  The term of this Lease shall commence upon the later (the "Commencement Date") of the following dates: (a) ninety (90) days following the date of this Lease, or (b) the date that Landlord tenders possession of the Premises to Tenant, provided that any work to be performed by Landlord pursuant to the Work Agreement (as defined in Section 7.1 below) is substantially completed as provided in said Work Agreement. Such term shall continue for the balance of the month in which the Commencement Date occurs (if the Commencement Date occurs on other than the first day of any calendar month) and thereafter for the number of whole years and months specified in said Section 1.1.2, unless sooner terminated pursuant to any provision hereof. The parties hereto shall execute a written statement, substantially in the form attached hereto as Exhibit "B" and hereby made a part hereof, setting forth the Commencement Date and the date of expiration of this Lease, and related information, promptly after same have been ascertained, but the enforceability of this Lease shall not be affected should either party fail or refuse to execute such statement. If permission is given to Tenant, in Landlord's sole discretion, to enter or occupy the Premises prior to the Commencement Date, such early entrance or occupancy shall be subject to all the terms of such permission and all the provisions of this Lease which could be reasonably and logically construed as applying thereto and Tenant shall not in any way interfere with or delay any work from being substantially completed or otherwise cause additional cost or expense to Landlord.

         3.       Base Rent; Adjustment; General Rent Provisions.

                  3.1 Tenant shall pay to Landlord as base rent ("Base Rent") for the Premises, without prior notice or demand, throughout the term of this Lease, the amount so specified in Section 1.1.3 of the Basic Lease Information (subject to any increase provided for therein or in Section 4(d)(ii) of the Work Agreement attached hereto as Exhibit "C"), in advance, in equal monthly installments, on or before the first day of each and every calendar month during the term hereof, except that Base Rent for the first full month for which Base Rent shall be payable hereunder shall be paid upon substantial completion of the Tenant Improvements pursuant to the Work Agreement.

                  3.2 Base Rent and any other rent due under this Lease for any period during the term hereof which is for less than one (1) month shall be a pro rata portion of the monthly amount due, based upon a thirty (30) day month. Rent and all other amounts due to Landlord shall be paid to Landlord, without deduction, offset or abatement, except as may otherwise be specifically set forth in this Lease, at Landlord's address as specified in Section 27 below or to such other firm or at such other place as Landlord may from time to time designate in writing. Landlord shall have the right to accept all rent and other payments, whether full or partial, and to negotiate checks in payment thereof without any waiver of rights, irrespective of any conditions to the contrary sought to be imposed by Tenant. Rent hereunder shall be deemed paid to Landlord when received by Landlord, or its designee, at Landlord's address, or at such other address as Landlord shall have designated.

         4.       Direct Costs.

                  4.1 "Direct Costs" shall mean both Tax Costs and Operating Costs, as those terms are hereinafter defined, whether determined separately or jointly.

                  4.2 "Tax Costs" shall mean the sum of the following: any and all real property taxes, assessments (including, but not limited to, general and special assessments), charges, surcharges, license and other fees, levies, costs of improvement bonds, penalties and any and all other taxes (other than income, franchise, estate and gift taxes of Landlord) on or relating to all or a portion of the Premises (as it may exist from time to time) including, but not limited to, any legal or equitable interest of Landlord therein which may be imposed, levied, assessed or charged for any reason by any authority having the direct or indirect power to tax including, but not limited to, the United States or the state, county or city in which the Premises is located, or any other local governmental authority, agency, district or political subdivision thereof, together with personal property taxes, assessments, fees and charges (other than those paid by Tenant pursuant to Section 28 below), and fees of tax consultants and attorneys retained to seek a reduction, to contest or to act in some other manner in connection with any of the foregoing Tax Costs, together with any tax, assessment or other amount (including, without limitation, commercial rental taxes) imposed, levied or charged as a substitute for or a supplement to the foregoing. Tax Costs for each tax year shall be appropriately prorated to determine the Tax Costs for the subject calendar year.

                  4.3 "Operating Costs" shall mean the sum of the following: any and all costs, expenses and disbursements paid or incurred in connection with the ownership, management, operation, security, maintenance and repair of the Premises (as it may exist from time to time) including, but not limited to, salaries, wages, benefits and related costs for employees; management fees; charges for utilities and services (including any taxes thereon); the cost of insurance (except for insurance to be maintained by Landlord as expressly provided in Section 12 of this Lease); the cost of building and cleaning supplies and materials. Without limiting the generality of the foregoing, and notwithstanding any contrary provision herein, if at any time Landlord is required by any rule, regulation or law to make any changes, alterations or improvements to the Premises (including, but not limited to, electrical, mechanical or other systems or components) ("Required Alterations") (but excluding Required Alterations attributable exclusively to Tenant's specific use and occupancy of the Premises, which alterations shall be Tenant's sole responsibility), all costs relating to such Required Alterations (including, but not limited to, all planning, legal, architectural, engineering, construction, financing and other costs) fairly characterized as "expenses" under generally accepted accounting principles shall be fully included in Operating Costs in the year in which such charges accrue, or in such year as Landlord pays such charges, as Landlord shall elect. Operating Costs shall not include the cost of any of those items set forth in Section 1 of the Work Agreement.

                  4.4 Tenant shall, with Landlord's cooperation, arrange for all Tax Costs, to the extent possible, to be billed directly to Tenant. Any Tax Costs billed to Landlord shall be paid by Tenant within ten (10) days after demand therefor, accompanied by bills or invoices for same, from Landlord. Provided Landlord's interest in the Premises is not in any way affected, Tenant may in good faith protest the payment of Tax Cost that Tenant believes is unwarranted or excessive and may defer payment of such Tax Cost pending conclusion of such contest if legally permitted to do so.

         5.       Security Deposit.

                  Concurrently with Tenant's execution hereof, Tenant shall pay to Landlord a security deposit to secure the performance and observance of all obligations and covenants of Tenant hereunder. The initial amount of such deposit is specified in Section 1.1.6 of the Basic Lease Information. Landlord may apply such deposit to remedy any failure by Tenant to perform or observe any of its obligations and covenants hereunder. Should Landlord use any portion of such deposit pursuant to the foregoing, Tenant shall forthwith replenish such deposit in full. Landlord shall, upon the expiration or sooner termination hereof, promptly return any unused portion of such deposit to Tenant (or the last permitted assignee of Tenant's interest hereunder). Landlord shall not be obligated to return any unused portion of the security deposit until all obligations of Tenant are performed (including, without limitation, Tenant's payment obligations under Section 4.3). Landlord shall not be required to keep such deposit separate from its general funds, and Tenant shall not be entitled to any interest on such deposit.

         6.       Restrictions on Use; Compliance with Laws.

                  6.1 Tenant shall use and occupy the Premises only as specified in Section 1.1.5 of the Basic Lease Information. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in or about the Premises, nor shall Tenant cause or permit any hazardous or toxic waste, substance or material to be brought to the Premises or used, handled, stored or disposed of in or about the Premises. Tenant shall not commit or suffer the commission of any waste in or about the Premises.

                  6.2 Tenant shall not use the Premises or permit anything to be done in or about the Premises which shall in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Premises or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises.

         7.       Improvements and Alterations.

                  7.1 Initial improvements to the Premises shall be governed by the provisions of Exhibit "C" attached hereto and hereby made a part hereof (the "Work Agreement") and the other provisions of this Lease not in conflict therewith.

                  7.2 Without the prior written consent of Landlord, Tenant shall not make or permit to be made any alterations, additions or improvements in, on or to the Premises, except for interior, nonstructural alterations to the Premises not exceeding Ten Thousand Dollars ($10,000) for any such single alteration, addition or improvement. Notwithstanding any contrary provision herein, Tenant shall not, in any event, make any alterations, additions or improvements which affect structural portions or mechanical or electrical systems of the Premises or which are visible from the exterior of the Premises. Any alterations, additions or improvements desired by Tenant shall be made at Tenant's sole cost and expense in compliance with Section 9 below and in accordance with plans and specifications, and pursuant to governmental permits, approved in advance by Landlord. Any contractor selected by Tenant to make same must be licensed and be approved in advance by Landlord and must provide insurance coverage acceptable to Landlord. Upon completion of any alterations, additions or improvements, Tenant shall furnish to Landlord a set of "as built" plans and specifications therefor, and, within ten (10) days after such completion, Tenant shall cause an appropriate notice of completion to be recorded in the Official Records of Santa Clara County, California. Tenant shall cause all such alterations, additions or improvements to be completed in a good, workmanlike, diligent, prompt and expeditious manner in compliance with all applicable laws. Landlord's approval of Tenant's plans and specifications shall not constitute a representation or warranty of Landlord as to the adequacy thereof or compliance thereof with applicable laws. Tenant shall pay to Landlord the reasonable costs actually incurred by Landlord for reviewing Tenant's plans and specifications and Landlord's coordination, scheduling and review of the subject work, regardless of whether Landlord or Tenant contracts for such work.

         8.       Repairs and Maintenance.

                  8.1 By taking possession of the Premises, Tenant shall accept the Premises as being in the condition in which Landlord is obligated to deliver them and otherwise in good order, condition and repair. Except as expressly set forth in this Lease, Landlord has made no representation or warranty to Tenant or any agent thereof regarding the condition of the Premises or their present or future suitability for Tenant's intended use. Subject to the provisions of
Section 22 and Section 8.4 below, Tenant shall, at all times during the term hereof and at Tenant's sole cost and expense, keep the Premises and every part thereof in good order, condition and repair, including without limitation, all interior and exterior walls (including paint as needed), the roof membrane, interior surfaces of the ceilings, walls and floors, the plumbing, window glass, plate glass and doors, heating, ventilation and air conditioning systems, electrical wiring, switches and fixtures, landscaping, parking areas and sidewalks.

                  8.2 If Tenant fails or neglects to repair or maintain the Premises as described in Section 8.1 above within five (5) business days after receipt of Landlord's written notice stating the repairs or maintenance required to be made, or Tenant fails to complete such repairs or maintenance within thirty (30) days of such notice, or such longer period as is reasonably necessary, provided Tenant is pursuing such repairs or maintenance with continuity and diligence, or in the event of an emergency, Landlord may make such repairs or maintenance as it deems reasonably necessary for the account of Tenant. Following Landlord's completion of such repair work, Tenant shall promptly reimburse Landlord for all reasonable expenses incurred upon its receipt of paid invoices.

                  8.3 Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942, of the Civil Code of California and any similar law, statute or ordinance now or hereafter in effect. It is hereby understood and agreed that Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specified in Section 22 below or in the Work Agreement.

                  8.4 At Landlord's cost and expense, Landlord shall keep the structural portions of the roof (expressly excluding therefrom the roof membrane), the structural walls and the foundation of the Premises in good condition and repair at all times during the term of this Lease. Notwithstanding anything in this Lease to the contrary, if, during the first six (6) months of the term of this, any repair and/or replacement of the existing mechanical and electrical systems (including heating, ventilating and air conditioning), the structural portions of the building located on Premises or the roof membrane are required as a result of normal wear and tear, Landlord shall make such repairs and/or replacements at Landlord's cost and expense.

         9.       Liens.

                  Tenant shall keep the Premises free from any liens arising from any labor performed or materials furnished in connection with any work done or caused to be done by Tenant or arising from any obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and at law or in equity, the right to cause same to be released by such means as it shall deem proper including, but not limited to, payment (from the security deposit referred to in Section 5 above or otherwise) of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Tenant on demand with interest at the Interest Rate (as defined in Section 29 below). Landlord may require, at Landlord's sole option, that Tenant cause to be provided to Landlord, at Tenant's sole cost and expense, a performance and labor and materials payment bond acceptable to Landlord with respect to any improvements, additions or alterations to the Premises. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises and any other party having an interest therein from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least five (5) business days' prior notice of commencement of any work on the Premises.

         10.      Assigning and Subleasing.

                  10.1 Tenant shall not assign,  sublease or otherwise transfer, voluntarily, by operation of law or otherwise, any interest herein or in the Premises, or permit any assignment, sublease or other transfer to occur, without Landlord's prior written consent, which shall not be unreasonably withheld. For purposes of this Section 10, the term "transfer" shall include, without limitation, entering into any license or concession agreement or otherwise permitting any third party other than Tenant and Tenant's employees, contractors, invitees and guests to occupy or use the Premises or any portion thereof. In determining whether to grant such consent, Landlord may consider various factors including, but not limited to, the following: (a) business criteria relating to the proposed transferee's background, experience, reputation, general operating ability and ability to perform Lease obligations, and potential for succeeding in its business, (b) financial criteria relating to the proposed transferee's financial responsibility, credit rating and capitalization, (c) the identity and personal characteristics of the proposed transferee and its invitees and guests, and (d) the nature of the proposed use and business of the proposed transferee. Without limiting the generality of the foregoing, Landlord hereby reserves the right to condition any such consent upon Landlord's determination that (i) the proposed transferee is at least as financially and morally responsible as Tenant then is, or was upon the execution hereof, whichever is greater, and (ii) the proposed transferee shall use the Premises in compliance with Section 6 above. Notwithstanding any provision in this Lease to the contrary, Tenant shall not enter into any proposed assignment, sublease or other transfer of any interest herein or in the Premises which would result in (a) diminution in the value of the Premises, (b) the Premises being occupied by more than two (2) tenants, or
(c) a breach by Landlord of any loan obligation or agreement, any covenants, conditions and restrictions of record, or any insurance policy. Hypothecation and encumbering of any of Tenant's interest herein is prohibited. Tenant shall submit the following information with a written request for Landlord's consent to any assignment, sublease or other transfer: (i) all transfer and related documents, (ii) financial statements, (iii) business, credit and personal references and history, and (iv) such other information as Landlord may reasonably request relating to the proposed transfer and the parties involved therein. Any transaction which does not comply with the provisions of this Section shall be voidable at the option of Landlord.

                  10.2 Notwithstanding any provision in this Lease to the contrary, if Tenant desires at any time to assign, sublease or transfer any interest herein or in the Premises, it shall first notify Landlord of its desire to do so and shall designate in such notice the space and time period involved. Landlord shall have ten business (10) days after delivery of such notice in which to elect, at its option, to recapture said space for said time period. If Landlord does not, within such ten business (10) day period, deliver to Tenant notice of its election to so recapture, Tenant may proceed with such assignment, sublease or transfer in accordance with the terms designated in Tenant's notice, subject to the other provisions of this Lease, including, but not limited to, Landlord's reasonable consent thereto pursuant to the foregoing.

                  10.3  With  respect  to  any  assignment,  sublease  or  other transfer of any interest herein or in the Premises, Tenant shall, notwithstanding any contrary provision herein, pay to Landlord, promptly following Tenant's receipt thereof, seventy-five (75%) of the amount by which all rental and other payments (whether paid in installments, as lump sums, or otherwise) relating to the space in question received by Tenant exceed the Base Rent, Direct Costs and other amounts paid pursuant to this Lease for the subject period with respect to such space subleased (with the rental and other amounts paid by Tenant for the Premises allocated on the basis of rentable area). Amounts payable under this Section by Tenant to Landlord shall be based on gross figures less only the actual, reasonable costs incurred by Tenant to procure such assignment, sublease or other transfer, including the reasonable costs of any leasehold improvements or other alterations to the Premises made in connection therewith and approved in advance by Landlord in Landlord's reasonable discretion. The provisions of this Section shall apply regardless of whether such assignment, sublease or other transfer is made in compliance with the provisions of this Lease. Any payments made to Landlord pursuant to this Section shall not cure any default under this Lease arising from such assignment, sublease or transfer. Tenant shall not artificially structure any sublease, assignment or other transfer in order to reduce the amount payable to Landlord under this Section, nor shall Tenant take any other steps for the purpose of circumventing its obligation to pay amounts to Landlord under this Section; in the event that Tenant does same, the amount payable to Landlord under this Section shall be the amount that would have been payable to Landlord had same not occurred.

                  10.4 Tenant shall reimburse Landlord for Landlord's reasonable costs and expenses (including, but not limited to, reasonable attorneys', accountants', architects', engineers' and consultants' fees) incurred in connection with the processing and documentation of any requested assignment, sublease or other transfer; provided, however, before incurring costs and expenses for the services of any architect, engineer or consultant, Landlord shall first provide Tenant the opportunity to supply promptly to Landlord the information, documentation or advice Landlord would have otherwise sought from professionals of Landlord's own selection, the sufficiency of which information, documentation and advice shall be determined by Landlord in its reasonable discretion.

                  10.5 No assignment, sublease or other transfer, even with the consent of Landlord, shall result in Tenant's being released from any of its obligations hereunder. Landlord's consent to any one transfer shall apply only to the specific transaction thereby authorized and such consent shall not be construed as a waiver of the duty of Tenant or any transferee to obtain Landlord's consent to any other or subsequent transfer or as modifying or limiting Landlord's rights hereunder in any way. Landlord's acceptance of rent directly from any assignee, subtenant or other transferee shall not be construed as Landlord's consent thereto nor Landlord's agreement to accept the attornment of any subtenant in the event of any termination of this Lease. In no event shall Landlord's enforcement of any provision of this Lease against any transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person.

                  10.6 If Tenant is a corporation, an unincorporated association, limited liability company or a partnership, any cumulative transfer, assignment or hypothecation of any stock or interest in such corporation, association, limited liability company or partnership greater than twenty-five percent (25%) thereof, or any cumulative transfer, assignment or hypothecation (other than in the ordinary course of business) of any assets of such corporation, association, limited liability company or partnership greater than twenty-five percent (25%) thereof, shall be deemed an assignment within the meaning and provisions of this Section and shall be subject to the provisions hereof; provided, however, that the foregoing shall not apply to corporations, fifty percent (50%) or more of the stock of which is traded through a national or regional exchange or over-the-counter.

                  10.7 Notwithstanding any of the foregoing provisions, covenants and conditions to the contrary, in the event that this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to or turned over to Landlord. If Tenant proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided by Tenant to assure such person's future performance under the Lease including, without limitation, the assurance referred to in Section 365 of the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bonafide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

                  10.8 Any transaction which does not comply with the provisions of this Section 10 shall constitute a breach of and default under this Lease by Tenant.

         11.      Waiver; Indemnity.

                  11.1 Notwithstanding any contrary provision herein, and except to the extent arising from the negligence or willful misconduct of Landlord, Landlord shall not be liable and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property or any other loss (including, but not limited to, loss of income) in or about the Premises, by or from any cause whatsoever, and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or any other portion of the Premises, or by gas, fire, oil or electricity, or by any interruption of utilities or services, or by any occupant or other person, or by any other cause whatsoever in, on or about the Premises. Notwithstanding any contrary provision in this Lease, Landlord shall in no event be liable for consequential damages under this Section 11.1.

                  11.2 Except to the extent arising from the negligence or willful misconduct of Landlord, Tenant shall indemnify Landlord and hold Landlord harmless from and against any and all claims, demands, losses, damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising from Tenant's use or enjoyment of the Premises, from the conduct of Tenant's business, from any act or omission, work or thing done, permitted or suffered by Tenant (or any officer, employee, agent, contractor, representative, licensee, guest, invitee or visitor thereof) in or about the Premises, or from any default under this Lease by Tenant. If any action or proceeding is brought against Landlord by reason of any such matter, Tenant shall, upon Landlord's request, defend same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property of Tenant or injury to persons in or about the Premises, except to the extent arising from the negligence or willful misconduct of Landlord, and Tenant hereby waives all claims in respect thereof against Landlord. The provisions of this Section shall survive the expiration or termination of this Lease with respect to any claims or liability arising from events occurring prior to such expiration or termination.

         12.      Insurance.

                  12.1 Throughout the term hereof, Tenant shall carry and maintain, at its own expense, the following types, amounts and forms of insurance:

                        12.1.1 Tenant shall carry and maintain a policy of commercial general liability insurance with a combined single limit of Three Million Dollars ($3,000,000) per occurrence in the name of Tenant (with Landlord and, if requested by Landlord, any mortgagee, trust deed holder, ground lessor or secured party with an interest in this Lease or the Premises named as an additional insured). Such policy shall specifically include, without limitation, personal injury, broad form property damage, and contractual liability coverage, the last of which shall cover the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements in Section 11 above. Such policy shall provide coverage on an occurrence basis. The amount of such insurance required hereunder shall be subject to adjustment from time to time as reasonably requested by Landlord.

                        12.1.2 Tenant shall carry and maintain a policy or policies of property insurance in the name of Tenant (with Landlord or, if requested by Landlord, any mortgagee, trust deed holder, ground lessor or secured party with an interest in this Lease or the Premises named as loss payee as their insurable interests appear) covering Tenant's leasehold improvements and any property of Tenant at the Premises and providing protection against all perils included within the classification of fire, earthquake, extended coverage, vandalism, malicious mischief, special extended peril (all risk) and sprinkler leakage, in an amount equal to at least one hundred percent (100%) of the replacement cost thereof from time to time (including, without limitation, cost of debris removal), with an agreed amount endorsement. Any proceeds from such insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated pursuant to the provisions hereof. If the Premises are not repaired or restored following damage or destruction, Landlord shall receive and retain any proceeds from such insurance allocable to Tenant's leasehold improvements.

                        12.1.3 Tenant shall carry and maintain a policy or policies of property insurance in the name of Tenant (with Landlord or, if requested by Landlord, any mortgagee, trust deed holder, ground lessor or secured party with an interest in this Lease or the Premises named as additional insureds) covering the Premises and providing protection against all perils included within the classification of fire, flood, extended coverage, vandalism, malicious mischief, special extended peril (all risk) and sprinkler leakage, in an amount equal to at least one hundred percent (100%) of the replacement cost thereof from time to time (including, without limitation, cost of debris removal), with an agreed amount endorsement. Any proceeds from such insurance shall be used for the repair or replacement of the Premises, unless this Lease is terminated pursuant to the provisions hereof. If the Premises are not repaired or restored following damage or destruction, Landlord and Tenant shall share in any proceeds from such insurance in proportion to their respective contribution to the cost of Tenant's leasehold improvements pursuant to Section 4(d) of the Work Agreement.

                        12.1.4  Tenant  shall  carry  and  maintain  a policy or
policies  of  workers'   compensation  and  employers'  liability  insurance  in
compliance with all applicable laws.

                        12.1.5 Landlord may from time to time require that Tenant carry and maintain a policy or policies of insurance for business interruption or rent loss insurance in an amount at least equal to 100% of the sum of the annual Base Rent and Additional Rent due hereunder.

                        12.1.6 All of the  policies  required  to be obtained by
Tenant  pursuant  to the  provisions  of this  Section  12.1  shall be issued by companies licensed to do business in California), and shall be in form and content, reasonably acceptable to Landlord. Without limiting the generality of the foregoing, any deductible amounts under said policies shall be subject to Landlord's reasonable approval. All policies required to be obtained by Tenant shall provide that the interests of Landlord and any other additional insureds or loss payees designated by Landlord shall not be invalidated due to any breach or violation of any warranties, representations or declarations contained in such policies or the applications therefor. Each policy shall designate Landlord as an additional insured or loss payee, subject to the foregoing, and shall provide full coverage in the amounts set forth herein. Although named as an additional insured, Landlord shall be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees, by reason of the negligence of Tenant. Tenant shall, prior to delivery of the Premises by Landlord to Tenant, provide Landlord with copies of and certificates for all insurance policies. All insurance policies shall provide that they may not be modified or canceled until after thirty (30) days' written notice to Landlord (by any means described in Section 27 below) and to any other additional insureds thereunder. Tenant shall, at least fifteen (15) days prior to the expiration of any of such policies, furnish Landlord with a renewal or binder therefor. Tenant may carry insurance under a so-called "blanket" policy, provided that such policy provides that the amount of insurance required hereunder shall not be prejudiced by other losses covered thereby. All insurance policies carried by Tenant shall be primary with respect to, and non-contributory with, any other insurance available to Landlord. If Tenant fails to carry any insurance policy required hereunder or to furnish copies thereof and certificates therefor pursuant hereto, Landlord may, upon notice (unless such policy has lapsed), obtain such insurance, and Tenant shall reimburse Landlord for the costs thereof with the next monthly rental payments due hereunder.

                  12.2 During the term of this Lease, Landlord shall keep and maintain property insurance for the Premises in such reasonable amounts, and with such reasonable coverages, as would be carried by a prudent owner of a similar building in the general market area of the Premises or as any lienholder may require. Tenant acknowledges that it shall not be a named insured in such policies and that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Notwithstanding any contrary provision herein, Landlord shall not be required to carry insurance covering the property described in
Section 12.1.2. Landlord may, in its sole and entire discretion, elect to carry insurance covering flood and earthquake.

                  12.3 Each party hereto hereby waives any and all rights to recover against the other party, or against the officers, employees or principals thereof, for loss or damage arising from any peril to the extent insured against under any property or workers' compensation insurance policy carried by such waiving party. To the extent commercially reasonably available, each such policy shall be endorsed to reflect the foregoing.

                  12.4 Tenant shall pay any increases in insurance premiums relating to property in the Premises other than the Premises to the extent that any such increase is specified by the insurance carrier as being caused by Tenant's acts or omissions or use or occupancy of the Premises.

         13.      Services and Utilities.

                  13.1 Tenant shall be responsible for procuring all janitorial, waste disposal and other services to the Premises during the times and in the manner that such services are customarily furnished in comparable buildings in the immediate market area.

                  13.2 Tenant shall be responsible for procuring, and Tenant shall promptly pay the cost of, all utilities and other resources consumed within the Premises.

                  13.3 Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from any interruption of utilities or services caused by (i) the installation or repair of any equipment in connection with the furnishing of utilities or services, (ii) acts of God or the elements, labor disturbances of any character, any other accidents or any other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or the Premises, or (iii) the limitation, curtailment, rationing or restriction imposed by any governmental agency or service or utility supplier on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises. Furthermore, Landlord shall be entitled, without any obligation or compensation to Tenant, to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or service or utility suppliers in reducing energy or other resource consumption; if Landlord shall so cooperate, Tenant shall also reasonably cooperate therewith.

         14.      Estoppel Certificate.

                  Within ten (10) days after any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a certificate (the "Certificate") substantially in the form attached hereto as Exhibit "D" and hereby made a part hereof, together with such financial information relating to Tenant or any guarantor as Landlord or any prospective purchaser or lender may reasonably request. Landlord shall have the right to amend or otherwise supplement the Certificate to include such other information and provisions as may be reasonably requested by any existing or prospective lender or by any prospective purchaser. Landlord and Tenant intend that the Certificate may be relied upon by any existing or prospective lender or by any prospective purchaser.

         15.      Holding Over.

                  If Tenant, with Landlord's written consent, remains in possession of all or any portion of the Premises after the expiration or sooner termination of the term hereof, such holding over shall be deemed to constitute a tenancy from month to month only, upon such terms and conditions hereof as could be reasonably and logically construed as applying thereto; provided, however, that during such holding over, Base Rent shall be one hundred twenty-five percent (125%) of the Base Rent in effect immediately prior to such expiration or termination, and any and all options and rights of first refusal or other preferential rights of Tenant shall be deemed to have lapsed and to be of no further force or effect. Landlord may terminate such tenancy from month to month by giving to Tenant at least seven (7) days' written notice thereof at any time. Acceptance by Landlord of any rent after such expiration or termination shall not be deemed to constitute Landlord's consent to such holding over.

         16.      Subordination; Requirements of Lenders.

                  16.1 Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting all or any portion of the Premises, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed affecting all or any portion of the Premises. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a deed in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor-in-interest to Landlord at the option of such successor-in-interest. So long as Tenant is not in default under this Lease, Tenant's possession of the Premises shall not be disturbed as a result of such termination, foreclosure or deed in lieu of foreclosure. Tenant shall execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease and the attornment of Tenant with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed or trust.

                  16.2 If, in connection with the obtainment of financing for the Premises or any portion thereof, the lender requests reasonable modifications hereto as a condition to the furnishing of such financing, Tenant shall not unreasonably withhold or delay its consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder or materially adversely affect Tenant's rights hereunder.

         17.      Environmental Indemnities          .

                  17.1 Tenant agrees that Tenant, its agents and contractors shall not use, manufacture, store or dispose of any flammable explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances (collectively "Hazardous Materials") on, under or about the Premises, provided that Tenant may handle, store, use or dispose in a safe and lawful manner of products containing small amounts of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copiers, paints, paint removers and the like). Tenant shall indemnify and hold harmless Landlord from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation attorneys fees and costs actually incurred, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials by Tenant, its agents or contractors on, under or about the Premises, including, without limitation, the cost of any required or necessary repair, cleanup or detoxification and the preparation of any closure or other required plans in connection herewith.

                  17.2 Landlord shall indemnify and hold harmless Tenant from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation attorneys fees and costs actually incurred, which arise during or after the term of this Lease from or in connection with toxic or hazardous substances present in the soil, groundwater or soil vapor on or under the Leased Premises before or during the term of this Lease Agreement, except to the extent that Tenant, its officers, employees or agents are responsible for the presence of toxic or hazardous substances or exacerbate the contamination resulting from the presence of toxic or hazardous substances. Without limiting the generality of the foregoing, the indemnification provided by this paragraph shall specifically cover costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of toxic or hazardous substances in the soil, groundwater or soil vapor on or under the Leased Premises, except to the extent Tenant, its officers, employees or agents are responsible for the presence of toxic or hazardous substances or exacerbate the contamination resulting from the presence of toxic or hazardous substances.

                  17.3 Upon execution of this Lease, Tenant shall cause to be conducted an environmental audit of the Premises to determine the environmental condition of the Premises, and the soil, groundwater and soil vapor on or under the Premises. The results of such tests shall be made available to Landlord upon request.

                  17.4 The indemnities set forth in Section 17.2 and 17.3 hereof shall survive any termination of this Lease.

         18.      Access by Landlord.

                  Subject to prior arrangement with Tenant (except in the event of an emergency) and compliance with Tenant's security requirements, Landlord reserves, and Landlord (and its agents, contractors and employees) shall at reasonable times have, the right to enter the Premises to inspect same, to show the Premises to any prospective purchaser, beneficiary, mortgagee or, during the last six (6) months of the term hereof, tenant, to post notices of nonresponsibility, and to make any alteration, improvement or repair to the Premises, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and provided further that Landlord shall use reasonable efforts to minimize any interference with Tenant's use of and access to the Premises resulting from the foregoing. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except to the extent arising from the negligence or willful misconduct of Landlord. Any entry to the Premises or portions thereof obtained by Landlord in an emergency shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

         19.      Default by Tenant.

                  The occurrence of any of the following shall constitute a breach of and default under this Lease by Tenant:

                  19.1 Failure by Tenant to pay any amount (including, without limitation, monthly installments of Base Rent and Direct Costs) when and as same becomes payable in accordance with the provisions of this Lease, or to duly, promptly and completely perform any obligation of Tenant under Section 14 or 16 above, and the continuation of such failure for a period of three (3) days after written notice from Landlord to Tenant specifying the nature of such failure.

                  19.2 Failure by Tenant to duly, promptly and completely perform or observe any other obligation or covenant of Tenant contained in this Lease, and the continuation of such failure for a period of ten business (10) days after written notice from Landlord to Tenant specifying the nature of such failure; provided, however, that if any such failure not involving a hazardous condition is curable, but cannot reasonably be cured within such period, Tenant shall not be deemed to be in default hereunder if Tenant promptly commences such cure within such period and thereafter diligently pursues such cure to completion within a reasonable time, but in no event more than thirty (30) days after such notice.

                  19.3  Tenant's vacating or abandoning of the Premises.

                  19.4 Any financial statement or any representation given to Landlord by Tenant, or any assignee, sublessee, other transferee or successor of Tenant or any guarantor of this Lease, proves to be materially false or misleading.

                  19.5 The insolvency of Tenant; the making by Tenant of any assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy, insolvency or creditors' rights in general (unless in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of all or a substantial part of Tenant's assets or of Tenant's interest under this Lease, where such seizure is not discharged within thirty (30) days. The occurrence of any of the acts or events referred to in this subsection with respect to any guarantor of this Lease shall also constitute a default hereunder.

                  19.6 The attachment, execution or other judicial seizure of a substantial portion of Tenant's assets or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

                  The notices referred to in Sections 19.1 and 19.2 above shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure.

         20.      Remedies of Landlord.

                  20.1 In the event of Tenant's breach of or default under this Lease as provided in Section 19 above, Landlord, at Landlord's option, and without limiting Landlord in the exercise of any other right or remedy Landlord may have on account of such default, and without any further demand or notice, may terminate this Lease and/or, to the extent permitted by law, remove all persons and property from the Premises, which property shall be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant.

                  20.2 If Landlord elects to terminate this Lease as provided in
Section 20.1 above, Landlord shall be entitled to recover from Tenant the aggregate of:

                        20.2.1 The worth at the time of award of the unpaid rent and charges equivalent to rent earned as of the date of the termination hereof;

                        20.2.2 The worth at the time of award of the amount by which the unpaid rent and charges equivalent to rent which would have been earned after the date of termination hereof until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                        20.2.3 The worth at the time of award of the amount by which the unpaid rent and charges equivalent to rent for the balance of the term hereof after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                        20.2.4 Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom; and

                        20.2.5 Any other amount which Landlord may hereafter be permitted to recover from Tenant to compensate Landlord for the detriment caused by Tenant's default.

For the purposes of this Section, the "time of award" shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such default is entered or such earlier date as the court may determine; the "worth at the time of award" of the amounts referred to in Sections 20.2.1 and
20.2.2 shall be computed by allowing interest at the Interest Rate, but not less than the legal rate; and the "worth at the time of award" of the amount referred to in Section 20.2.3 shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) per annum. Tenant agrees that such charges shall be recoverable by Landlord under California Code of Civil Procedure Section 1174(b) or any similar, successor or related provision of law. Further, Tenant hereby waives the provisions of California Code of Civil Procedure Section 1174(c) and California Civil Code Section 1951.7 or any other similar, successor or related provision of law providing for Tenant's right to satisfy any judgment in order to prevent a forfeiture of this Lease or requiring Landlord to deliver written notice to Tenant of any reletting of the Premises.

                  20.3 Nothing in this Section 20 shall be deemed to affect Landlord's right to indemnification, under the indemnification clause or clauses contained in this Lease, for claims or liability arising from events occurring prior to the termination of this Lease.

                  20.4 Notwithstanding anything to the contrary set forth herein, Landlord's reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder including, without limitation, the right to recover from Tenant as they become due hereunder all rent and other charges required to be paid by Tenant under the terms of this Lease.

                  20.5 In the event of any default by Tenant as set forth above, then in addition to any other remedies available to Landlord at law or in equity or under this Lease, Landlord shall have the right to bring an action or actions from time to time against Tenant, in any court of competent jurisdiction, for all rental and other sums due or becoming due under this Lease, including all damages and costs proximately caused thereby, notwithstanding Tenant's abandonment or vacation of the Premises or other acts of Tenant, as permitted by
Section 1951.4 of the California Civil Code or any successor, related or similar provision of law. Such remedy may be exercised by Landlord without prejudice to its right thereafter to terminate this Lease in accordance with the other provisions contained in this Section 20.

                  20.6 The terms "rent" and "rental," as used in this Section 20 and in any and all other provisions of this Lease, shall mean Base Rent, Direct Costs and any and all other amounts payable by Tenant pursuant to the provisions of this Lease.

                  20.7 In the event of Tenant's abandonment of the Premises or if Landlord shall elect to reenter or shall take possession of the Premises pursuant to any legal proceeding or pursuant to any notice provided by law, and until Landlord elects to terminate this Lease, Landlord may, from time to time, without terminating this Lease, recover all rental as it becomes due under
Section 20.5 above and/or relet the Premises or any part thereof for the account of and on behalf of Tenant, on any terms, for any term (whether or not longer than the term of this Lease), and at any rental as Landlord in its reasonable discretion may deem advisable, and Landlord may make any alterations and repairs to the Premises in connection therewith. In the event that Landlord shall elect to so relet the Premises on behalf of Tenant, then rentals received by Landlord from such reletting shall be applied:

                        20.7.1 First, to reimburse Landlord for the costs and expenses of such reletting (including, without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, and, if Landlord shall maintain and operate the Premises, the costs thereof) and necessary or reasonable alterations.

                        20.7.2 Second, to the payment of any indebtedness of Tenant to Landlord other than Base Rent, Direct Costs and other sums due and unpaid hereunder.

                        20.7.3 Third, to the payment of rent, Base Rent, Direct Costs and other sums due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable.

Should the rentals received from such reletting, when applied in the manner and order indicated above, at any time be less than the total amount owing from Tenant pursuant to this Lease, then Tenant shall pay such deficiency to Landlord, and if Tenant does not pay such deficiency within five (5) days of its receipt of written notice, Landlord may bring an action against Tenant for recovery of such deficiency or pursue its other remedies hereunder or under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related provision of law.

                  20.8 All rights, powers and remedies of either party hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to either party at law or in equity. The exercise of any one or more of such rights or remedies shall not impair Landlord's right to exercise any other right or remedy including, without limitation, any and all rights and remedies of Landlord under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related provision of law.

                  20.9 As security for Tenant's performance and satisfaction of each and every one of its duties and obligations under this Lease, Tenant does hereby assign and grant to Landlord a security interest under the California Commercial Code in and to Tenant's right, power and authority, during the continuance of this Lease, to receive the rents, issues, profits or other payments received under any sublease or other transfer of part or all of Tenant's interest in the Premises, reserving unto Tenant the right prior to any default hereunder to collect and retain said rents, issues and profits as they become due and payable, except that nothing contained herein shall be construed to alter the provisions of Section 10 above. Upon any such default, Landlord shall have the right at any time thereafter, without notice (except as may be provided for herein), either in person, by agent or receiver to be appointed by a court, to enter and take possession of the Premises and collect such rents, issues, profits or other payments, including without limitation those past due and unpaid, and apply same, less costs and expenses of collection, including without limitation reasonable attorneys' fees upon any indebtedness secured hereby and in such order as Landlord may determine.

                  20.10 If, after Tenant's abandonment of the Premises, Tenant leaves behind any items of personal property, then Landlord shall store such property at a warehouse or any other location at the risk, expense and for the account of Tenant, and such property shall be released only upon Tenant's payment of such charges, together with moving and other costs relating thereto and all other sums due and owing under this Lease. If Tenant does not reclaim such property within the period permitted by law, Landlord may sell such property in accordance with law and apply the proceeds of such sale to any sums due and owing hereunder, or retain said property, granting Tenant credit against sums due and owing hereunder for the reasonable value of such property.

                  20.11 To the extent any decisions, statutes, rules, regulations and other laws of the State of California are inconsistent and in conflict with specific terms and provisions hereof, the terms and provisions of this Lease shall be controlling.

                  20.12 If, at any time during the term hereof, Tenant fails, refuses or neglects to do any of the things herein provided to be done by Tenant, Landlord may, after notice (except in the event of an emergency), do same, but at the expense and for the account of Tenant. The amount of any money so expended or obligations reasonably incurred by Landlord therefor, together with interest thereon at the Interest Rate, shall be repaid to Landlord within five (5) days after demand by Landlord.

         21.      Default by Landlord; Limitation of Liability.

                  21.1 Landlord shall not be deemed to be in default hereunder unless obligations required of Landlord hereunder are not performed by Landlord, or by any beneficiary under any deed of trust, mortgagee, ground lessor or other lienholder with rights in all or any portion of the Premises, within thirty (30) days after written notice thereof by Tenant to Landlord and to such other parties whose names and addresses are furnished to Tenant in writing, which notice specifies that there has been a failure to perform such obligations; provided, however, that if the nature of such obligations is such that more than thirty (30) days are reasonably required for their cure, Landlord shall not be deemed to be in default hereunder if Landlord or any of such other parties commences such cure within such thirty (30) day period and thereafter diligently pursues such cure to completion.

                  21.2 If Landlord is in default hereunder and, as a consequence thereof, Tenant obtains a judgment against Landlord, such judgment may be satisfied first out of the right, title and interest of Landlord in the Premises and out of the rent or other revenue receivable by Landlord from the Premises, or out of the proceeds receivable by Landlord from the sale or other disposition of all or any portion of Landlord's right, title and interest in the Premises.

         22.      Damage and Destruction.

                  22.1 If, at any time prior to the expiration or termination of this Lease, the Premises is wholly or partially damaged or destroyed, the loss to Landlord from which is (except for any applicable deductible) fully covered by insurance maintained by Landlord or for Landlord's benefit, which casualty renders the Premises totally or partially inaccessible or unusable by Tenant, in the ordinary conduct of Tenant's business, then:

                        (a) Within sixty (60) days after notice to Landlord of such damage or destruction, Landlord shall provide Tenant with notice of its determination of whether the damage or destruction can be repaired within one hundred eighty (180) days of such notice of damage or destruction without the payment of overtime or other premiums. If all repairs to such Premises can, in Landlord's judgment, be completed within said one hundred eighty (180) day period without the payment of overtime or other premiums, Landlord shall, at Landlord's expense, repair the same and this Lease shall remain in full force and effect and a proportionate reduction of the Base Rent shall be allowed Tenant for such portion of the Premises as shall be rendered inaccessible or unusable to tenant, and which is not used by Tenant, during the period of time that such portion is unusable or inaccessible and not used by Tenant; provided, however, that there shall be such rent abatement only if (a) the damage so repaired is not caused by the negligence or willful misconduct of Tenant or any of its agents, contractors, employees, invitees or guests, and (b) a material portion of the Premises is so rendered inaccessible or unusable for more than five (5) consecutive business days.

                        (b) If all such repairs to the Premises cannot, in Landlord's judgment, be completed within one hundred eighty (180) days following the date of notice to Landlord of such damage or destruction without the payment of overtime or other premiums, Landlord shall notify Tenant of such determination and either Landlord or Tenant may, by written notice to the other no later than ninety (90) days after the occurrence of such damage or destruction elect to terminate this Lease as of the date of the occurrence of such damage or destruction. If Landlord and Tenant elect to continue all or any portion of this Lease, the terms and conditions thereof shall be mutually agreed upon in writing by Landlord and Tenant within one hundred twenty (120) days after the occurrence of such damage or destruction, otherwise this Lease shall be deemed terminated as of the date of the occurrence of such damage or destruction.

                  22.2 If, at any time prior to the expiration or termination of this Lease, the Premises is wholly or partially damaged or destroyed from a casualty, the loss to Landlord from which is not fully covered by insurance maintained by Landlord or for Landlord's benefit, which damage renders the Premises inaccessible or unusable to Tenant in the ordinary course of its business, Landlord, at its option, upon written notice to Tenant within sixty
(60) days after notice to Landlord of the occurrence of such damage or destruction, may elect to repair or restore such damage or destruction provided such repair or restoration shall be completed within one hundred eighty (180) days following such notice, or Landlord may elect to terminate this Lease. If Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect, but Base Rent shall be proportionately reduced as provided in Section 22.1(a). If Landlord does not elect by notice to Tenant to repair such damage, or if the damage cannot, in Landlord's judgment, be completed within one hundred eighty (180) days following the date of notice to Landlord of such damage or destruction, the Lease shall terminate.

                  22.3  Notwithstanding  anything to the  contrary  contained in
Section 22.1 and 22.2, if the Premises is wholly or partially damaged or destroyed within the final twelve (12) months of the term of this Lease, either party hereto may, by giving the other party notice within sixty (60) days after notice to Landlord of the occurrence of such damage or destruction, elect to terminate this Lease.

                  22.4 In the event of any damage to or destruction of the Premises, under no circumstances shall Landlord be required to repair any injury, or damage to, or make any repairs to or replacements of, Tenant's personal property. However, Tenant shall deliver to Landlord the proceeds of insurance received by Tenant from the "all risk" property policy carried by Tenant on the Tenant Improvements (as that term is defined in the Work Agreement), and Landlord shall, pursuant to its receipt thereof, repair same to the extent Landlord shall receive such insurance proceeds from Tenant (but if the amount of insurance proceeds shall not be sufficient to cause the repair of the Tenant Improvements to be fully made by Landlord, Tenant shall pay to Landlord, within ten (10) days of receipt of request therefor, the additional amount of funds reasonably requested by Landlord in order to complete the repair of the Tenant Improvements) and this Lease shall remain in full force and effect. Landlord shall have no responsibility for any contents placed or kept in or on the Premises by Tenant or Tenant's employees.

                  22.5 Notwithstanding any contrary provision herein, and regardless of whether caused by casualty, (a) Landlord shall not be obligated to repair or replace any paneling, decorations, railings, floor coverings, alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant (other than such items that were installed as a part of the original Tenant Improvements), and (b) any damage caused by the negligence or willful misconduct of Tenant or any of its agents, contractors, employees, invitees or guests shall be promptly repaired by Tenant, at its sole cost and expense, to the reasonable satisfaction of Landlord; provided, however, that Landlord shall bear said cost and expense to the extent it receives proceeds covering such damage. This Section 22 shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises, and Tenant, as a material inducement to Landlord entering into this Lease, hereby agrees that the provisions of this Section 22 shall supersede the provisions of Section 1932, subdivision 2, and Section 1933, subdivision 4, of the Civil Code of California, and any similar law, statute or ordinance now or hereafter in effect. Except for abatement of rent, if any, as expressly provided for in this Section 22, Tenant shall have no claim against Landlord for any damage, compensation or claim by reason of (i) any damage to the Premises, (ii) such repairs, or (iii) any inconvenience, interruption or cessation of Tenant's business or annoyance caused by such damage, destruction or repair.

         23.      Eminent Domain.

                  If the entire Premises, or so much thereof as to render the balance thereof not reasonably usable for the conduct of Tenant's business, shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, either party hereto may, by serving written notice upon the other party hereto within thirty (30) days thereafter, immediately terminate this Lease. In such event, Landlord shall receive (and Tenant shall assign to Landlord upon demand by Landlord) any income, rent, award or any interest therein which may be paid in connection therewith, and Tenant shall have no claim against Landlord for any part of any sum so paid, whether or not attributable to the value of the unexpired term of this Lease; provided, however, that nothing herein shall prevent Tenant from pursuing a separate award in connection with the taking of Tenant's removable tangible personal property placed in the Premises solely at Tenant's expense and for Tenant's relocation costs. If a part of the Premises shall be so taken, appropriated or conveyed and neither party hereto shall elect to so terminate this Lease, (i) Base Rent payable hereunder shall be abated in the proportion that the rentable area of the portion of the Premises so taken, appropriated or conveyed bears to the rentable area of the entire Premises, and (ii) if the Premises shall have been damaged as a consequence of such partial taking, appropriation or conveyance, Landlord shall, to the extent of any severance damages received by Landlord, restore the Premises continuing under this Lease; provided, however, that Landlord shall not be required to repair or restore any damage to the property of Tenant or to make any repairs to or restoration of any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant, and Tenant shall pay any amount in excess of such severance damages required to complete such repairs or restoration. Notwithstanding anything to the contrary contained in this Section, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof during the term of this Lease, this Lease shall be and remain unaffected by such taking, appropriation or conveyance and Tenant shall continue to pay in full all rent payable hereunder by Tenant during the term of this Lease; in the event of any such temporary taking, appropriation or conveyance, Tenant shall be entitled to receive that portion of any award which represents compensation for loss of the use or occupancy of the Premises during the term of this Lease, and Landlord shall be entitled to receive the balance of such award. To the extent that it is inconsistent with the above, each party hereto hereby waives the provisions of
Section 1265.130 of the California Code of Civil Procedure allowing either party to petition a court to terminate this Lease in the event of a partial taking of the Premises.

         24.      Sale by Landlord.

                  If Landlord sells or transfers the Premises, provided all of Landlord's remaining obligations under this Lease are assigned to and assumed by Landlord's successor-in-interest, Landlord shall, upon consummation of such sale or transfer, be released from any liability relating to obligations or covenants thereafter to be performed or observed under this Lease, and in such event Tenant agrees to look solely to Landlord's successor-in-interest with respect to such liability. Landlord may transfer or credit any security deposit or prepaid rent to Landlord's successor-in-interest, and upon such transfer Landlord shall be discharged from any further liability therefor.

         25.      Surrender of Premises.

                  Tenant shall, upon the expiration or sooner termination of the term hereof, surrender to Landlord the Premises, and all repairs, changes, alterations, additions and improvements thereto, in good order, condition and repair, ordinary wear and tear excepted, clean and free of debris; provided, however, that Landlord may require that Tenant remove changes, alterations, additions and improvements, whether installed by Landlord or by Tenant, in which event Tenant shall so remove same at its sole cost and expense. Tenant shall, upon the expiration or sooner termination of the term hereof, and at Tenant's sole cost and expense, remove all movable furniture, equipment and other personal property belonging to Tenant placed in the Premises solely at Tenant's expense. Tenant shall immediately, at its sole cost and expense, repair any damage caused by the removal of any property.

         26.      Quiet Enjoyment.

                  So long as Tenant is not in default hereunder, Tenant shall have the right to the quiet and peaceful enjoyment and possession of the Premises and the common areas during the term of this Lease, subject to the terms and conditions of this Lease.

         27.      Notices.

                  Whenever any notice, demand or other communication is to be given under the provisions of this Lease by either party hereto to the other party hereto, it shall be in writing and shall be (a) personally served, (b) mailed by United States registered or certified mail, return receipt requested, postage prepaid, or (c) sent by a nationally recognized courier service (e.g., Federal Express) for next-day delivery, to be confirmed in writing by such courier, addressed as set forth in Sections 1.1.8 and 1.1.9 of the Basic Lease Information with respect to Tenant and as follows with respect to Landlord:

                  American National Insurance Company
                  One Moody Plaza
                  Galveston, Texas 77550
                  Attention:  Real Estate Department

         with a copy to each of the following:

                  Gibson Speno Property Management Company
                  1731 Technology Drive, Suite 340
                  San Jose, California 95110

                  Hill, Farrer & Burrill
                  445 South Figueroa Street, 34th Floor
                  Los Angeles, California 90071
                  Attention:  Michelle A. Meghrouni, Esq.

Either party hereto may change the address or addresses to which notices, demands and other communications shall thereafter be sent by giving notice to the other party as aforesaid. Notices, demands and other communications given as aforesaid shall be deemed complete when actually delivered to or refused by the party to whom sent, unless mailed as aforesaid, in which event same shall be deemed complete on the day of actual delivery as shown by the return receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever first occurs.

         28.      Personal Property Taxes.

                  Tenant shall pay before delinquency all taxes, assessments, license fees and other charges (collectively, "taxes") that are levied and assessed against Tenant's trade fixtures and other personal property installed or located in or on the Premises. On demand by

Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. If any taxes are levied against Landlord or Landlord's property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant's personal property, as determined by Landlord, and if Landlord pays such taxes or the tax based on such increased assessment, Tenant, on demand, shall reimburse Landlord for such taxes and the tax resulting from such increase in Landlord's assessment. Landlord shall have the right to pay these amounts regardless of the validity of the levy.

         29.      Interest and Late Charges.

                  Any amount not paid by Tenant to Landlord when due hereunder shall bear interest at a rate (the "Interest Rate") equal to the lesser of (a) the rate per annum announced from time to time by Bank of America, N.A. as its prime rate (or, if such bank fails to announce such a rate, then the prime rate announced by The Chase Manhattan Bank, N.A.) plus four (4) percentage points, or
(b) the maximum rate permitted by law, from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any such failure by Tenant under this Lease. In addition to such interest, if any amount is not paid within ten (10) days after same is due, a late charge equal to five percent (5%) of such amount shall be assessed, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant's late payment, which damages include Landlord's additional administrative and other costs associated with such late payment. The parties agree that it would be impracticable and extremely difficult to fix Landlord's actual damages in such event. Such interest and late charges are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord's rights or remedies under any other provision of this Lease. Notwithstanding any provision of this Lease to the contrary, if a late charge is payable hereunder, whether or not collected, for any three (3) installments of Base Rent during any twelve (12) month period, then all further Base Rent shall automatically become due and payable quarterly in advance, rather than monthly, until such time as two (2) timely quarterly payments have been made and provided there have been no other uncured defaults by Tenant under this Lease.

         30.      Successors and Assigns.

                  Subject to Sections 10 and 24 above, the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         31.      Attorneys' Fees.

                  In any litigation or other action arising herefrom between the parties hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

         32.      Light and Air.

                  Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

         33.      Signs and Directory.

                  33.1 Tenant shall have the right to place, construct and maintain on or about the Premises signage identifying or relating to Tenant's business conducted on the Premises. Tenant shall be responsible for the cost of installation and removal of all such signage, and maintenance of such signage shall be included in Operating Expenses. The installation and removal of Tenant's signage shall be completed in a good, workmanlike, diligent, prompt and expeditious manner in compliance with all applicable laws. Tenant shall provide Landlord with the specific locations of and plans for all such signage.

         34.      Parking.

                  Tenant shall have parking rights hereunder with respect to the parking facilities at the Premises. Tenant may not sell, assign or transfer its parking rights hereunder, except pursuant to a permitted sublease or assignment of this Lease. All responsibility for any loss or damage to vehicles, or to any personal property therein, is assumed by the owners thereof.

         35.      Brokers.

                  Landlord has entered into an agreement with the real estate broker specified as Landlord's broker in Section 1.1.11 of the Basic Lease Information ("Landlord's Broker") pursuant to which Landlord has granted to Landlord's Broker the exclusive right to lease the Premises. Landlord shall pay any commissions or fees that are payable to Landlord's Broker with respect to this Lease in accordance with the provisions of a separate commission contract. Landlord shall have no further or separate obligation for payment of commissions or fees to any other real estate broker, finder or intermediary. Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than Landlord's Broker and Tenant's broker ("Tenant's Broker"), if any, specified in Section 1.1.12 of the Basic Lease Information. Any commissions or fees payable to Tenant's Broker with respect to this Lease shall be paid exclusively by Landlord's Broker and/or Tenant. Subject to the foregoing, each party hereto shall indemnify and hold harmless the other party hereto from and against any and all losses, damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees and related costs) resulting from any claims that may be asserted against such other party by any real estate broker, finder or intermediary arising from any act of the indemnifying party in connection with this Lease.

         36.      Authority; Joint and Several Liability.

                  36.1 If Tenant is a corporation, limited liability company, trust or partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to so execute and deliver this Lease. If Tenant is a corporation, limited liability company, trust or partnership, it shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority. If Tenant is a corporation, it shall, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (a) good standing in Tenant's state of incorporation, and (b) qualification to do business in California.

                  36.2 All parties comprising Tenant herein shall be jointly and severally liable for each and every obligation of Tenant under this Lease.

         37.      Option to Renew.

                  37.1 Tenant shall have three (3) options (the "Extension Options") to extend the term of this Lease, as to not less than the entire Premises and each for a period (the "Option Periods") of five (5) years commencing upon the date such term would otherwise expire, upon the same terms and conditions previously applicable, except for the grant of the subject Extension Option, the Work Agreement (which shall no longer be executory), and rent (which shall be determined as set forth below). Each Extension Option may be validly exercised only by notice in writing delivered by certified mail and received by Landlord not earlier than nine (9) months, and not later than six
(6) months, prior to commencement of the subject Option Period (the "Option Notice"); provided, however, that the Extension Option may be validly exercised only if (a) Tenant is not then or at any time thereafter until such commencement in default hereunder, (b) any and all prior Extension Options have been validly exercised and this Lease continues in full force and effect until such commencement, and (c) inasmuch as the Extension Options shall be personal to the original Tenant hereunder, Tenant does not assign, sublease or otherwise transfer any interest herein or in the Premises, or enter into any agreement to do same, or then intend to do any of the foregoing, at any time prior to such attempted exercise or thereafter until such commencement. If Tenant does not exercise an Extension Option during the exercise period set forth above in strict accordance with the provisions hereof, that Extension Option and all subsequent Extension Options shall forever terminate and be of no further force or effect.

                  37.2 Base Rent during each Option Period shall be equal to the Fair Market Rental Rate (as hereinafter defined) as of commencement of the subject Option Period. Tenant's obligation to pay Direct Costs during the Option Period shall remain unchanged. For purposes hereof, "Fair Market Rental Rate" shall mean the rent and other charges being charged to new tenants for comparable space in similar buildings in the vicinity of the Premises with similar amenities, taking into consideration the size, location, the proposed term of the Option Period, the extent of the services in each instance to be provided, the parking privileges and any other relevant terms and conditions, but disregarding in each instance any "tenant concessions" (including, without limitation, tenant improvement allowance, lease takeover and abatement provisions reflecting free rental), if any, then being offered to prospective new tenants such comparable buildings.

                  37.3  Landlord  and Tenant  shall,  by using  their good faith judgment, attempt to agree upon the Fair Market Rental Rate within twenty (20) days after Landlord receives the Option Notice. If Landlord and Tenant fail to reach agreement within such twenty (20) day period, then each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser, with an MAI designation and at least five (5) years full time commercial appraisal experience in the area in which the Premises are located to appraise and set the Fair Market Rental Rate for the subject Option Period. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Fair Market Rental Rate for the subject Option Period. If the two appraisers are appointed by the parties as stated in this Section 37.3, they shall meet promptly and attempt to set the Fair Market Rental Rate for the subject Option Period. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications set forth above within ten (10) days after the last day the two appraisers are given to set the Fair Market Rental Rate. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days' notice to the other party, can file a petition with the American Arbitration Association solely for the purpose of selecting a third appraiser who meets the qualifications stated in this paragraph. Each party shall bear half the cost of the American Arbitration Association appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Fair Market Rental Rate for the subject Option Period. If the majority of the appraisers are unable to set the Fair Market Rental Rate within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the Fair Market Rental Rate for the Premises during the subject Option Period. In setting the Fair Market Rental Rate for the subject Option Period, the appraiser or appraisers shall consider the use to which the Premises are restricted under this Lease and shall not consider the highest and best use of the Premises contained in this Lease. If, however, the low appraisal and/or the high appraisal is/are more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals should be added together and their total divided by two; the resulting quotient shall be the Fair Market Rental Rate for the Premises during the subject Option Period. If both the low appraisal and the high appraisal are disregarded as stated in this Section 37.3, the middle appraisal shall be Fair Market Rental Rate for the Premises during the subject Option Period. After the Fair Market Rental Rate for the subject Option Period has been set, the appraiser shall immediately notify the parties.

                        (b) The arbitrators shall, within thirty (30) days of the appointment of the third (3rd) arbitrator, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rental Rate and shall notify Landlord and Tenant of such determination.

                        (c) The decisions of the arbitrators shall be binding upon Landlord and Tenant, except as provided below.

                        (d) If Landlord and Tenant fail to appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Los Angeles Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

                        (e) The cost of arbitration shall be paid by Landlord and Tenant equally.

         38.      Miscellaneous.

                  38.1 If Landlord waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any other breach of the same or of any other term, covenant or condition contained herein. Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to affect the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

                  38.2 Any voluntary or other surrender of this Lease by Tenant, mutual termination hereof or termination hereof by Landlord shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies.

                  38.3 This Lease shall not be recorded; no memorandum hereof shall be recorded without Landlord's prior written consent.

                  38.4 Rent and all other sums payable under this Lease must be paid in lawful money of the United States of America.

                  38.5 This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

                  38.6 Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto, other than the relationship of landlord and tenant.

                  38.7 Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

                  38.8 The term "Premises" shall be deemed to include (unless, based on the context, such meaning would be clearly unintended) the space demised and improvements now or at any time hereafter comprising or built in such space.

                  38.9 The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations.

                  38.10 The section headings herein are for convenience of reference only and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.

                  38.11 In any case where this Lease is entered into by co-tenants, the obligations of such co-tenants hereunder shall be joint and several.

                  38.12 Time is of the essence of this Lease and all of its provisions.

                  38.13 This Lease shall in all respects be governed by the laws of the State of California. In any action or proceeding arising herefrom, Tenant hereby consents to (a) the jurisdiction of any competent court within the State of California, (b) service of process by any means authorized by California law, and (c) trial without a jury.

                  38.14 This Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any previous negotiations. There have been no representations made by Landlord or any representative thereof or understandings made between the parties other than those set forth in this Lease. Without limiting the generality of the foregoing, neither Landlord nor any broker, agent or representative thereof has made any warranty or representation with respect to the profitability or suitability for Tenant's use, except as may otherwise be specifically set forth herein.

                  38.15 This Lease may not be modified, except by a written document executed by the parties hereto.

                  38.16 If any guarantee of this Lease is required by Landlord, such guarantee shall be in form and content acceptable to Landlord.

                  38.17 The words "person" and "persons" as used herein shall include individuals, firms, partnerships, associations and corporations.

                  38.18 The language in all parts of this Lease shall be in all cases construed simply according to its fair meaning, and not strictly for or against Landlord or Tenant. Any reference to any Section herein shall be deemed to include all subsections thereof unless otherwise specified or reasonably required from the context. Any reference to "days" or "months" herein shall refer to calendar days or months, respectively, unless specifically provided to the contrary. Unless clearly inconsistent with the context, any reference herein to "the term hereof" or "the term of this Lease" shall refer to the term of this Lease as the same may be extended pursuant to any extension option(s) contained herein. The terms "herein," "hereunder" and "hereof" as used in this Lease shall mean "in this Lease," "under this Lease" and "of this Lease," respectively, except as otherwise specifically set forth in this Lease.

                  38.19 Any and all exhibits, addenda and riders referred to in this Lease shall be deemed to be incorporated herein as a part hereof.

                  38.20 The submission of this Lease by Landlord or its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, it being intended hereby that this Lease shall become effective only upon the execution hereof by Landlord and delivery of a fully executed counterpart hereof to Tenant.

                  38.21 Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant agrees to indemnify Landlord against any loss, cost, damage or liability including, without limitation, reasonable attorneys' fees and related costs arising out of Tenant's breach of this warranty and representation.

                  38.22 Rent shall not be abated, nor may this Lease be terminated by Tenant, except as may otherwise be expressly provided herein.

                  38.23 Tenant covenants by and for itself, its successors and assigns, and all persons claiming under or through them, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons, on account of sex, marital status, age, race, color, religion, creed, national origin or ancestry, in the leasing, subleasing, renting, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased, nor shall Tenant itself, or any person claiming under or through it, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or vendees in the Premises.

                  IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first hereinabove set forth.


                              TENANT

                              INTEGRATED DEVICE TECHNOLOGY, INC.,
                              a Delaware corporation


                              By:     /s/  Tom Wroblewski
                                      ----------------------------------------
                                      Its:           Vice President
                                               ______________________________
                              By:      _______________________________________

                                      Its:     ______________________________




[SIGNATURES CONTINUED]

[SIGNATURES CONTINUED]




                             LANDLORD

                             AMERICAN NATIONAL INSURANCE COMPANY,
                             a Texas corporation


                             By:                    /s/ Scott Brast
                                      _______________________________________
                                     Its:       Assistant Vice President
                                              ______________________________
                             By:      _______________________________________

                                     Its:     ______________________________



         THIS LEASE HAS BEEN PREPARED FOR TENANT'S REVIEW AND FOR TENANT'S SUBMISSION TO ITS LEGAL AND/OR TAX CONSULTANT. NO REPRESENTATION OR
RECOMMENDATION IS MADE BY LANDLORD OR BROKER, OR THE AGENTS OR EMPLOYEES OF EITHER, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTIONS RELATING HERETO.

A5212\060\LEASE3.AGT

                      OUTLINE OF PREMISES




                              NONE
























                          EXHIBIT "A"

                                FORM OF NOTICE
                          OF LEASE TERM DATES AND AREAS



___________________________
___________________________
___________________________
___________________________

Attention: ________________

                         Re: Lease Term Dates and Areas

Gentlemen:

     The undersigned, as Landlord under that certain Lease (the "Lease") dated ______________, 19__, with you, as Tenant, relating to certain premises designated as __________ (the "Premises") located at 3250 Olcott Street, Santa Clara, California, hereby notifies you of the following:

     1. The undersigned has tendered possession of the Premises to you, with any work to be performed by the undersigned substantially completed, and you have accepted and do occupy the Premises.

     2. The term of the Lease commenced on _________________, 19__, and shall expire on _________________, _____, unless sooner terminated pursuant to any provision thereof.

     3.   The rentable area of the Premises is _______________ square feet.


     4. The monthly and annual amounts of Base Rent (as defined in Section 3.1 of the Lease) are $________________ and $_______________,
          respectively, subject to any period of free rent and any adjustment provided for in the Lease.

     5. The initial security deposit referred to in Section 5 of the Lease shall be $_________.

     Please acknowledge your agreement with the foregoing by executing the enclosed copy hereof and returning same to the undersigned.

     Dated:    ____________, 19__.

                    AMERICAN NATIONAL INSURANCE COMPANY,
                    A TEXAS CORPORATION

                    By  _____________________________

                        Its__________________________


                    By  _____________________________

                        Its__________________________

AGREED TO AND ACCEPTED


-----------------------

                                   EXHIBIT "B"
                                   Page 1 of 1

                         WORK AGREEMENT

     1.   Landlord's Work.

          Upon execution hereof, Landlord shall, in compliance with all applicable codes, laws, regulations and ordinances, including, without limitation, all applicable governmental requirements included within Title 24 Regulations, Handicapped Access and the Americans with Disability Act (1988), make such repairs as may be necessary to deliver to Tenant the following in good order and condition; (a) foundation and structural portions of the Premises, including the roof and roof membrane; (b) air conditioning and ventilation systems; (c) ceiling tiles; (d) fire protection system; (d) existing fixtures;
(e) plumbing; (f) mechanical, electrical and lighting systems; and (g) water-tight windows. Further, Landlord shall make such repairs or renovation as may be necessary to bring the restroom facilities in the Premises into compliance with all currently existing applicable codes, laws, regulations and ordinances. Landlord shall paint the exterior walls of the Premises in a color to be mutually agreed upon by Landlord and Tenant. All of the foregoing shall be at Landlord's cost and expense. If any qualified consultant conducting an environmental audit of the Premises recommends any environmental remediation to the building located on the Premises in connection with the construction of the Tenant Improvements, Landlord shall bear the cost and expense of such remediation; provided, however, if the reasonable estimated cost of such remediation is economically infeasible in Landlord's sole discretion, then Landlord shall have the right to terminate this Lease upon written notice thereof to Tenant within fifteen (15) days after Landlord's receipt of the remediation estimate, in which event Landlord and Tenant shall be automatically and fully released from any and all liabilities relative to this Lease without further instrument.

     2.   Construction Representatives.

          Tenant has designated the Tenant's Construction Representative as the sole representative with respect to the matters set forth in this Work Agreement with full authority and responsibility to act on behalf of the Tenant as required in this Work Agreement. Landlord has designated the Landlord's
Construction Representative as the sole representative with respect to the matters set forth in this Work Agreement with full authority and responsibility to act on behalf of Landlord as required in this Work Agreement. Either party may change the representative under this Work Agreement at any time by giving ten (10) days' written notice to the other party.

     3.   Plans and Specifications.

          (a) Landlord shall cooperate with Tenant and Tenant's space planner, architect and engineer with respect to preparation of space plans for leasehold improvement to the Premises (the "Tenant Improvements"), which plans shall include, without limitation, the location of doors, partitions, electrical and telephone outlets, plumbing fixtures, heavy floor loads and other special requirements. Tenant's space planner shall prepare, at Tenant's sole expense, preliminary space plans. Landlord shall approve or disapprove the space plans in writing (specifying in detail the reasons for any disapproval) within seven (7) days after receipt thereof. If Landlord disapproves the space plans, Tenant shall resubmit the plans with changes reasonably required by Landlord, utilizing the same delivery and approval periods set forth above.

          (b) Based on the approved space plans, Tenant shall cause its space planner, architect and engineer to prepare detailed plans and specifications for construction of Tenant Improvements. Landlord shall approve or disapprove the plans in writing (specifying in detail the reasons for any disapproval) within seven (7) business days after receipt thereof. If Landlord disapproves the detailed plans, Tenant shall resubmit the detailed plans with changes reasonably required by Landlord, utilizing the same delivery and approval periods set forth above. The final, approved detailed plans and specifications shall be referred to herein as the "Plans."

          (c) If Tenant desires any substantial or material changes, alterations, or additions to the Plans, Tenant must submit a detailed written request for approval thereof to Landlord ("Change Order"). If construction of the portion of the Tenant Improvements Tenant seeks to change has not commenced and if the requested changes are reasonable and practical and generally consistent with the Plans, Landlord shall approve the Change Order. However Tenant is obligated to reimburse Landlord for all reasonable costs incurred by Landlord as a result of changes in accordance with the procedure set forth below and for additional expenses incurred by Landlord as a result of Tenant Delays, including, without limitation, loss of rents due from Tenant as a result of a delay in the Commencement Date, architecture fees, increases in construction costs (which amount shall be paid from the Tenant Improvement Allowance as defined in Section 4(d)(i) below), and other proper charges caused by Tenant Delays. If any additional plans, drawings of specifications, or modifications of those items are required as a result of a Change Order, they will be prepared and approved in the manner set forth in Section 3(a) and (b) of this Work Agreement.

          (d) Any approval of Landlord required under this Section 3 shall not be unreasonably withheld.

     4.   Construction of Tenant Improvements and Allocation of Costs.

          (a) Promptly following finalization and approval of the Plans, Tenant shall apply for and use reasonable efforts to obtain the necessary permits and approvals to allow construction of the Tenant Improvements and Landlord shall cooperate with Tenant in connection therewith.

          (b) Tenant agrees to diligently construct and complete the Tenant Improvements in a good and workmanlike manner in conformity with the Plans. No substantial or material changes from the approved Plans shall be incorporated without the prior written approval of Landlord.

                                   EXHIBIT "C"
                                   Page 1 of 3

          (c) Prior to completion of the approved Plans, Tenant shall have identified a general contractor who shall construct the Tenant Improvements. Such contractor shall have substantial experience in the general construction industry in the area of the Premises, shall be bonded and shall be licensed in the State of California. The construction contract shall have been competitively bid and Landlord shall have access to all of the information available in connection with the bids submitted to Tenant and the construction contract executed by Tenant.

          (d) The cost of the Tenant Improvements shall be allocated as follows:

               (i) Landlord shall provide Tenant with a tenant improvement allowance of Nine Hundred Sixty-Five Thousand and No/100 Dollars ($965,000.00), which sum shall be allocated to the actual cost of design and installation of the Tenant Improvements (the "Tenant Improvement Allowance"), including a reasonable fee for Landlord's construction management, standard tenant improvements, base building improvements (expressly excluding therefrom those items to be completed by Landlord pursuant to Section 1 of this Work Agreement), design development, mechanical and engineering drawings, architectural fees, construction permitting and test planning fees.

               (ii) In addition to the Tenant Improvement Allowance, Landlord agrees to make available to Tenant an additional sum of Two Hundred Forty-One Thousand Three Hundred Seventy-Five and No/Dollars ($241,375.00) for such Tenant Improvements (the "Additional Tenant Improvement Allowance"). The parties acknowledge and agree that the Base Rent provided for herein is based upon the calculation that the Tenant Improvement Allowance will be sufficient to fund the Tenant Improvements. In the event Tenant utilizes any portion of the Additional Tenant Improvement Allowance, the full amount of the Additional Tenant
Improvement Allowance utilized by Tenant shall be charged to Tenant upon completion of all such Tenant Improvements by an increase in the Base Rent payable by Tenant hereunder based upon an amortization of such Additional Tenant Improvement Allowance over the term of the Lease (without considering any Extension Option) at the rate of ten percent (10%) per annum.

               (iii) Notwithstanding anything herein to the contrary, should the existing building located on the Premises require alterations or repairs (including, but not limited to, any alterations or repairs required pursuant to the Americans with Disabilities Act of 1990 and any other state, local or municipal laws and ordinances) as a condition precedent to the issuance of the Certificate of Occupancy, Landlord shall be responsible for such alteration or repair. Landlord shall pay for the cost of any such alteration or repair and such cost shall not be deducted from the Tenant Improvement Allowance; provided, however, if any such alteration or repair is required as a result of any specialized or non-standard improvements required by Tenant, Tenant shall pay for the cost therefor either immediately upon demand for same by Landlord or, at Tenant's election, by deduction from the Tenant Improvement Allowance.

          (e) Subject to the limitations set forth in Section 4(d) of this Work Agreement, upon presentation by Tenant to Landlord of invoices from Tenant's general contractor, Landlord shall pay Tenant the total amount indicated on such invoices less a retainage equal to ten percent (10%) of the total invoices so requested to be paid. The retainage amount shall be disbursed to or for the benefit of Tenant's general contractor upon the full and satisfactory substantial completion of all Tenant Improvements, which shall not be unreasonably withheld or delayed.

     5.   Tenant Delay; Unavoidable Delay.

          (a)  The term "Tenant Delay" shall mean any of the following:

               (i) any delay resulting from Tenant's failure to approve any matters requiring approval in a timely manner;

               (ii) any delay resulting from change orders, including any delay resulting from the need to revise any drawings as a result of any Change Order; or

               (iii) any delay of any other kind or nature in the completion of the Tenant Improvements caused by Tenant (or Tenant's agents or employees) or resulting from the performance of Tenant's Work.

          (b) The term "Unavoidable Delay" shall mean any delay due to acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy and stormy weather, inability to obtain supplies, materials, fuels or permits, delays of contractors or subcontractors, or other causes or contingencies beyond the reasonable control of Landlord.

     6.   Liens, Indemnification.

          (a) It is understood and agreed by the parties hereto that each and every provision of Section 9 of this Lease shall apply to the work to be performed pursuant to this Work Agreement.

          (b) Tenant does hereby agree, at its sole cost and expense, to unconditionally indemnify, defend and hold Landlord, its affiliates, agents, representatives, officers, directors, attorneys, successors and assigns harmless against any loss, liability, damage (whether direct or consequential), expenses, claims, penalties, fines, injunctions, suits, proceedings, disbursements or expenses (including, without limitation, attorneys' and experts' fees and disbursements and court costs) (collectively the "Liabilities") incurred by or asserted against Landlord directly or indirectly in connection with or relating to the installation or construction of the Tenant Improvements performed by or on behalf of Tenant.


                                   EXHIBIT "C"

     7.   Substantial Completion.

     When the Tenant Improvements are substantially complete, Tenant shall prepare and deliver in duplicate to Landlord a certificate certifying that the Tenant Improvements are substantially complete in accordance with the Plans and the date of that completion (the "Landlord's Certificate"), and Tenant shall deliver to Landlord a copy of a certificate of occupancy, or the reasonable equivalent thereof, issued by the local governmental authority responsible therefor (the "Certificate of Occupancy"). The Tenant's Certificate and the Certificate of Occupancy shall collectively be referred to herein as the "Completion Certificate." The Tenant's Certificate must be certified by Tenant's Architect. Upon receipt by Landlord of the Completion Certificate, the Premises will be deemed delivered to Tenant for all purposes of the Lease, including without limitation, Commencement Date and other obligations. Notwithstanding the foregoing, if the substantial completion of the Tenant Improvements is delayed as a result of any Tenant Delay or Unavoidable Delay lasting ten (10) days or less ("Minimal Unavoidable Delay"), the term of the Lease and Tenant's obligation to pay Base Rent and Direct Costs will be accelerated by the number of days of the Tenant Delays and/or Minimal Unavoidable Delay, and Tenant must reimburse Landlord for any additional reasonable costs and expenses incurred by Landlord as a result of the Tenant Delays. Notwithstanding anything in the foregoing to the contrary, the Premises shall be deemed substantially complete for all purposes of this Lease, including but not limited to the Commencement Date, on the date Tenant commences physical occupancy of the Premises, regardless of the issuance of the Landlord's Certificate and/or the Certificate of Occupancy. Tenant shall be responsible for the completion of any minor details of construction or decoration or mechanical adjustments that do not materially interfere with Tenant's occupancy of the Premises.

     8.   Effect of Delays.

     Any delay in any of time periods or performance obligations of Landlord set forth herein (including any item that must be redone due to Tenant's disapproval) will automatically delay all subsequent deadlines by the same amount of time. To the extent that any delay has been caused by Tenant, the Commencement Date for all purposes under the Lease will be the date the Tenant Improvements would have been substantially completed absent the Tenant Delays.

     9.   No Agency.

     Nothing contained in this Work Agreement will make or constitute Tenant as the agent of Landlord.

     10.  Miscellaneous.

     All references in this Work Agreement to a number of days means to calendar days unless otherwise expressly provided herein. In all instances where Landlord's approval is required, if no written notice of disapproval is given within the applicable time period, at the end of that period Landlord will be deemed to have given approval and the next succeeding time period will commence. If any item requiring approval is disapproved by Landlord in a timely manner, the procedure for preparation of that item and approval will be repeated, unless otherwise expressly provided herein.


























                                   EXHIBIT "C"

                          FORM OF ESTOPPEL CERTIFICATE

___________________________
___________________________
___________________________
___________________________

Attention: ________________

                            Re: Estoppel Certificate

Gentlemen:

     The undersigned, as Tenant under that certain Lease (the "Lease") dated ___________, 19__, made with American National Insurance Company, a Texas corporation, as Landlord ("Landlord"), relating to certain premises designated as ____________ (the "Premises") located at 3250 Olcott Street, Santa Clara, California, hereby certifies that, as of the date hereof and subject to only those exceptions, if any, noted below:

       1. A true, correct and complete copy of the Lease is attached as Exhibit "A" hereto. There have been no amendments, modifications, extensions, assignments or subleases of or relating to the Lease. The Lease is in full force and effect, and Tenant hereby reaffirms all of its obligations thereunder.

       2. No more than one (1) month's rent has been paid in advance, a security deposit in the amount set forth in the Lease has been paid, and no other amounts have been paid in advance to Landlord or deposited therewith by the undersigned.

       3. No defense or offset to the enforcement of the Lease by Landlord exists. Landlord is not in default under the Lease and has not committed any breach thereunder, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default or breach thereunder by Landlord. Furthermore, Landlord has fully performed all of its accrued obligations under the Lease and any and all agreements relating to the Lease or the Premises (including, but not limited to, its obligations under the Work Agreement constituting a part of the Lease and any inducement obligations).

       4. The undersigned does not have any option or preferential right to purchase all or any part of the Premises or any right, title or interest with respect to the Premises other than as Tenant under the Lease.

       The undersigned acknowledges that you are relying hereon and warrants, represents and declares, for your benefit and that of your successors and assigns, that each of the foregoing certifications is true, correct and complete, subject to only the following exceptions, if any:

     Dated: _______________, 19___.


                    _________________________________

                    _________________________________

                    By  _____________________________

                        Its__________________________


                    By  _____________________________

                        Its__________________________





                                   EXHIBIT "D"
                                   Page 1 of 1